UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange
NYSE Chicago
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

As previously disclosed, Emerson Electric Co. (“Emerson” or the “Company”) sold its network power systems business (rebranded as Vertiv) in 2017 and retained a subordinated interest contingent upon the equity holders first receiving a threshold return on their initial investment. The equity holders have received a return on their investment in excess of the threshold. On November 10, 2021, the Company received a distribution of approximately $438 million on a pretax basis related to this retained interest.

As a result of the distribution, Emerson has increased its fiscal year 2022 and first quarter 2022 GAAP EPS guidance by $0.58 solely to reflect this distribution. Prior GAAP EPS guidance for fiscal year 2022 was $4.21 to $4.36 and is now $4.79 to $4.94. Prior GAAP EPS guidance for the first quarter 2022 was $0.85 to $0.89 and is now $1.43 to $1.47. The distribution has no impact on the Company’s Adjusted EPS guidance, which remains at $4.82 to $4.97 for fiscal year 2022 (excluding a $0.19 per share impact from restructuring actions, a $0.42 per share impact from amortization of intangibles, and a $0.58 gain from the distribution referenced above) and $0.98 to $1.02 for the first quarter 2022 (excluding a $0.03 per share impact from restructuring actions, a $0.10 per share impact from amortization of intangibles, and a $0.58 gain from the distribution referenced above). Further details on fiscal year 2022 are provided in the Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2021, which is expected to be filed with the Securities and Exchange Commission on November 15, 2021. All fiscal year and first quarter 2022 numbers are approximate.

Through the retained interest, the Company could receive approximately $600 million, inclusive of the $438 million received, on a pretax basis through periodic distributions over the next two years. However, the remaining distributions are contingent on the timing and price at which Vertiv shares are sold by the equity holders and therefore, there can be no assurance as to the amount or timing of the remaining distributions to the Company.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company’s ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed AspenTech transaction, the scope, duration and ultimate impact of the COVID-19 pandemic as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary